EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File No. 333-61229, File No. 333-104785, File No. 333-164534 and File No. 333-193761) of Sevcon, Inc. of our report dated December 23, 2014, relating to our audit of the consolidated financial statements and financial statement schedule which appear in this Annual Report on Form 10-K for the year ended September 30, 2014.

/s/ McGladrey LLP
McGladrey LLP

Boston, Massachusetts
December 23, 2014